As filed with the Securities and Exchange Commission on June 15, 2010

                                                     Registration No. 333-165381
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A

                                  Amendment #3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               UNSEEN SOLAR, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                      5074
            (Primary Standard Industrial Classification Code Number)

                                   27-1662208
                        (IRS Employer Identification No.)

                               505 Camino Elevado
                                Bonita, CA 91902
                 Telephone (619)247-9630 Facsimile (619)421-2653
   (Address and telephone number of registrant's principal executive offices)

                               Abby L. Ertz, Esq.
                               The Ertz Law Group
                          2534 State Street, Suite 203
                               San Diego, CA 92101
                 Telephone (619)840-4566 Facsimile (619)795-8400
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a Smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of Each Class                         Proposed Maximum      Proposed Maximum
  of Securities           Amount to Be       Offering Price           Aggregate             Amount of
 to be Registered          Registered         per Share (1)        Offering Price       Registration Fee (2)
------------------------------------------------------------------------------------------------------------
Common Stock, Shares       1,000,000             $0.02                $20,000                 $1.43
============================================================================================================

(1) This is an initial offering and no current trading market exists for our common stock. The offering price was arbitrarily determined by Unseen Solar, Inc.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.
================================================================================

                               UNSEEN SOLAR, INC.

                                   PROSPECTUS
                                1,000,000 SHARES
                         COMMON STOCK AT $.02 PER SHARE

This is the initial offering of common stock of Unseen Solar, Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 1,000,000 shares of common stock at a price of $.02 per share. The offering is being conducted on a self-underwritten, all-or-none basis, which means our officer and director, Edward F. Myers II, will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Dr. Myers will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction, however there is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. Further, the Company's President and Executive Officer will have access to these funds. The shares will be offered at a price of $.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of director for an additional 90 days. The offering will end on __________, 2010 (date to be inserted in a subsequent amendment).

                    Offering Price                          Proceeds to Company
                      Per Share          Commissions          Before Expenses
                      ---------          -----------          ---------------
Common Stock            $0.02           Not Applicable            $20,000

Total                   $0.02           Not Applicable            $20,000

Unseen Solar, Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for Unseen Solar, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 4 THROUGH 7 BEFORE BUYING ANY SHARES OF UNSEEN SOLAR'S COMMON STOCK.


UNSEEN SOLAR, INC. DOES NOT CONSIDER ITSELF A BLANK CHECK COMPANY AND DOES NOT HAVE ANY INTENTION TO ENGAGE IN A REVERSE MERGER WITH ANY ENTITY IN AN UNRELATED INDUSTRY. FURTHER, UNSEEN SOLAR, INC HAS NO PRESENT PLANS TO ENGAGE IN ANY REVERSE ACQUISITION REGARDLESS OF INDUSTRY OR WITH ANY OTHER BUSINESS OR ANY OTHER BUSINESS COMBINATION.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                  Subject to Completion, Dated ___________, 201

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------
SUMMARY OF PROSPECTUS                                                        3
     General Information                                                     3
     The Offering                                                            3
RISK FACTORS                                                                 4
     Risks Associated with our Business                                      4
     Risks Associated with this Offering                                     6
USE OF PROCEEDS                                                              7
DETERMINATION OF OFFERING PRICE                                              8
DILUTION                                                                     8
PLAN OF DISTRIBUTION                                                         9
     Offering will be Sold by Our Officer and Director                       9
     Terms of the Offering                                                   9
     Deposit of Offering Proceeds                                           10
     Procedures and Requirements for Subscribing                            10
DESCRIPTION OF SECURITIES                                                   10
INTEREST OF NAMED EXPERTS AND COUNSEL                                       11
DESCRIPTION OF OUR BUSINESS                                                 11
     General Information                                                    11
     Competitive Strengths and Strategy                                     13
     Bankruptcy or Similar Proceedings                                      13
     Reorganization, Purchase or Sale of Assets                             13
     Compliance with Government Regulation                                  13
     Patents, Trademarks, Franchises, Concessions, Royalty
      Agreements or Labor Contracts                                         13
     Need for Government Approval for Proposed Products or Services         14
     Research and Development Costs during the Last Two Years               14
     Employees and Employment Agreements                                    14
DESCRIPTION OF PROPERTY                                                     14
LEGAL PROCEEDINGS                                                           14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    14
REPORTS TO SECURITY HOLDERS                                                 16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                   16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                19
EXECUTIVE COMPENSATION                                                      20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              23
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                            23
AVAILABLE INFORMATION                                                       23
FINANCIAL STATEMENTS                                                        24
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                       24

                               UNSEEN SOLAR, INC.
                               505 CAMINO ELEVADO
                                BONITA, CA 91902

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR" AND "UNSEEN SOLAR" REFERS TO UNSEEN SOLAR, INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

GENERAL INFORMATION ABOUT OUR COMPANY

Unseen Solar, Inc. was incorporated in the State of Delaware on January 8, 2010. We have purchased a patent for a solar heating system from Edward F. Myers II, the Company's President, Director and majority shareholder. We intend to use the net proceeds from this offering to develop our business operations. (See "Business of the Company" and "Use of Proceeds".) We are a development stage company with no revenues or operating history nor current operations or proposed products. The principal executive offices are located at 505 Camino Elevado, Bonita, CA 91902. The telephone number is (619)247-9630.


We received our initial funding of $5,000 through the sale of common stock to our officer and director who purchased 2,000,000 shares of our common stock at $0.0025 per share on January 12, 2010. Our financial statements from inception (January 8, 2010) through April 30, 2010 report no revenues and a net loss of $8,256. Our independent auditor has issued an audit opinion for Unseen Solar, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

THE OFFERING

The Issuer:                  Unseen Solar, Inc.

Securities Being Offered:    1,000,000 shares of common stock.

Price per Share:             $0.02

Offering Period:             The shares are offered for a period not to exceed
                             180 days, unless extended by our board of directors for an additional 90 days.

Net Proceeds:                $20,000

Securities Issued
 and Outstanding:            2,000,000 shares of common stock were issued and
                             outstanding as of the date of this prospectus.

Registration Costs:          We estimate our total offering registration costs
                             to be $5,000.

Risk Factors:                See "Risk Factors" and the other information in
                             this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE NO OPERATING HISTORY OR GENERATED ANY REVENUES. AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Unseen Solar, Inc. was incorporated January 8, 2010 and we have not yet commenced our business operations, and we have not realized any revenues. We have no operating history, current operations or proposed products upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.


WE HAVE ONLY A PROVISION PATENT AT THE PRESENT TIME. THIS PROVISIONAL PATENT DOES NOT PROVIDE THE CONTINUING PROTESTION OF A FULL PATENT.

Unseen Solar, Inc. has the rights to a provisional patent not a full patent. A provisional patent is only effective for twelve months from filing. The provisional patent rights that the Company has expire on May 20, 2011. Unless the Company files for a standard patent before that date, the Company will lose all protection on its proposed product.


BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Dr. Myers, our sole officer and director, currently devotes approximately 2 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet implemented our business plan or offered any services. Therefore, we have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

A FAILURE TO MEET CUSTOMER SPECIFICATIONS OR EXPECTATIONS COULD RESULT IN LOST REVENUES, INCREASED EXPENSES, NEGATIVE PUBLICITY, CLAIMS FOR DAMAGES AND HARM TO OUR REPUTATION AND CAUSE DEMAND FOR OUR PROPOSED PRODUCT TO DECLINE.

 In addition, our customers may have additional expectations about our proposed product. Any failure to meet customers' specifications or expectations could result in:

     *    delayed or lost revenue;
     * requirements to provide additional services to a customer at reduced charges or no charge;
     * negative publicity about us, which could adversely affect our ability to attract or retain customers; and
     * claims by customers for substantial damages against us, regardless of our responsibility for such failure, which may not be covered by insurance policies and which may not be limited by contractual terms.

OUR ABILITY TO SUCCESSFULLY MARKET OUR PROPOSED PRODUCT COULD BE SUBSTANTIALLY IMPAIRED IF OUR PROPOSED PRODUCT AND ITS APPLICATIONS DO NOT PROVE TO BE RELIABLE, EFFECTIVE AND COMPATIBLE.

We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our proposed product. If our proposed product suffers from reliability, quality or compatibility problems, market acceptance of our proposed product could be greatly hindered and our ability to attract customers could be significantly reduced. We cannot assure you that our proposed product will be free from any reliability, quality or compatibility problems. If we incur increased costs or are unable, for technical or other reasons, to install and manage our proposed product, our ability to successfully market our proposed product could be substantially limited.

IF WE ARE UNABLE TO MAINTAIN EXISTING AND DEVELOP ADDITIONAL RELATIONSHIPS WITH CONTRACTORS AND BUILDERS, THE SALES AND MARKETING OF OUR PROPOSED PRODUCT MAY BE UNSUCCESSFUL. OUR DEPENDENCE ON THIRD PARTIES INCREASES THE RISK THAT WE WILL NOT BE ABLE TO MEET OUR FUTURE CUSTOMERS' NEEDS ON A TIMELY OR COST-EFFECTIVE BASIS, WHICH COULD RESULT IN THE LOSS OF CUSTOMERS.

Our services will rely on products and services of third-party contractors. There can be no assurance that we will not experience operational problems. Our proposed product and services will be provided through third-party contractors. Currently the Company has no plans or agreements to manufacture, distribute, market (other than our web site) or install our proposed product.

THE LOSS OF DR. MYERS COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND
FUTURE DEVELOPMENT OF OUR PRODUCTS, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Dr. Myers. We are dependent on his ability to develop and market our proposed product. If he were unable to perform his services, this loss couldhave an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our proposed product. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

COST OF MATERIALS COULD MAKE OUR PROPOSED PRODUCT UNECONOMICAL.

A major component of our proposed product is copper. Copper is a commodity and as such has a very uncertain price.

                       RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLIHES THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons othim than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-The-Counter Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filing with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet his filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Unseen Solar and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL BE HOLDING ALL THE PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONEY WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. In the event all shares are not sold we have committed to promptly return all funds to the original purchasers. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities. Further, our President and Executive Officer will have access to these funds.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.0025 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (2,000,000 shares) will be increased by $.007 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 (per share) to $0.006 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.006 per share, reflecting an immediate reduction of $.014 per share.


WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $5,000 cost of this registration statement to be paid from existing cash on hand. If necessary, Dr. Myers, our director, has verbally agreed to loan the company funds to complete the registration process. Such loans will be for a period of two years at zero interest. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

DR. MYERS, THE DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 66.6% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Dr. Myers's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act which will restrict his ability to sell his shares.

                                 USE OF PROCEEDS

Assuming sale of all of the shares offered herein, of which there is no assurance, the net proceeds from this offering will be $20,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

                                                  Planned Expenditures Over
                    Category                         The Next 12 Months
                    --------                         ------------------
     Advertising - Internet Placement
      Search Engine Optimization                          $ 1,900
     Patent Attorney                                      $ 9,500
     Marketing                                            $   600
     Legal and Accounting                                 $ 7,000
     Administrative                                       $ 1,000
                                                          -------
     TOTAL PROCEEDS TO COMPANY                            $20,000
                                                          =======

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the offering is received and all shares are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the shares before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. Further, our President and Exective Officer will have access to these funds. If necessary, Dr. Myers, our director, has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately-held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.


As of April 30, 2010, the net tangible book value of our shares was ($3,256) or ($.002) per share, based upon 2,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $20,000, the net tangible book value of the 3,000,000 shares to be outstanding will be $16,744, or approximately $.006 per share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,000,000 shares) will be increased by $.007 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.02 (per share) of $.014 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.006 per share, reflecting an immediate reduction in the $.02 price per share he paid for their shares. After completion of the offering, the existing shareholder will own 66.6% of the total number of shares then outstanding, for which he will have made an investment of $5,000 or $.0025 per share. Upon completion of the offering, the purchasers of these shares offered hereby will own 33.3% of the total number of shares then outstanding, for which they will have made a cash investment of $20,000, or $.02 per share.


The following table illustrates the per share dilution to the new investors:


     Public Offering Price Per Share                         $ .02
     Net Tangible Book Value Prior to this Offering          $(.002)
     Net Tangible Book Value After Offering                  $ .006
     Immediate Dilution per Share to New Investors           $ .014


The following table summarizes the number and percentages of shares purchased, the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                           Price Per  Total Number of  Percent of  Consideration
                             Share      Shares Held    Ownership       Paid
                             -----      -----------    ---------       ----

     Existing Shareholder    $.0025      2,000,000       66.6        $ 5,000
     Investors in this
      Offering               $.02        1,000,000       33.3        $20,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This prospectus permits our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer. Our sole officer and director, Dr. Myers, will sell the shares and intends to offer them to friends, relatives, acquaintances and business associates. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer/director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     b. Our officer/director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transaction in securities; and
     c. Our officer/director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
     d. Our officer/director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a) (4)(iii).

Dr. Myers, who will be offering the securities, may be deemed to be an underwriter of this offering within the meaning of that term as defined in
Section 2(11) of the Securities Act of 1933, as amended.

Dr. Myers intends to find purchasers by discussing this offering with past and present friends and business associates, as well as the friends and business associates of friends and business associates. Dr. Myers intends to provide a copy of this prospectus to any prospective investor.

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and will continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless all the shares are sold and all proceeds are received. We intend to hold all funds collected from subscriptions in a separate bank account until the total amount of $20,000 has been received. At that time, the funds will be transferred to our business account for use in implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction. We determined the use of the standard bank account was the most efficient use of our current limited funds. There is no assurance we will be able to return the funds as we are not holding the money in a trust or similar account and a creditor may be able to execute a judgment against the funds. Further our President and Executive Officer will have access to these funds. Please see the "Risk Factors" section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe to any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or bank money order made payable to Unseen Solar, Inc. Subscriptions, once received by the company, are irrevocable.

                           DESCRIPTION OF SECURITIES

GENERAL
Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock par value $0.0001 per share. As of the date of this prospectus there were 2,000,000 shares of our common stock of our common stock issued and outstanding that was held of record by one (1) registered stockholder.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation and By-Laws for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holder of more than 50% of such outstanding shares, voting for the election of director, can elect all of the directors to be elected, if he so chooses, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 66.6% of the outstanding shares. (See "Dilution").

PREFERRED STOCK

Unseen Solar, Inc. is also authorized to issue as many as 20,000,000 shares of the preferred stock (par value $0.0001). The preferred stock may be issued in one or more series with such preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and qualifications, and rights as the Company's Board of Directors may determine.


As of April 30, 2010, there were no shares of preferred stock outstanding. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted in the future to the holders of preferred stock, which could reduce the attractiveness of Unseen Solar,Inc. as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock.


DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The Ertz Law Group, 2534 State St. Suite 203 San Diego CA 92101, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Chang Park, CPA, 2667 Camino Del Rio South Plaza B, San Diego CA 92108, an independent certified public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in the audit report. Chang Park, CPA has presented his report with respect to our audited financial statements and it is included in reliance upon his authority as experts in accounting and auditing.

                           DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Unseen Solar, Inc. was incorporated in Delaware on January 8, 2010. Edward F. Myers II was appointed sole officer and director of the company and the Board voted to seek capital and begin development of our business plan. We received our initial funding of $5,000 through the sale of common stock to Dr. Myers who purchased 2,000,000 shares of our Common Stock at $0.0025 per share on January 12, 2010.

EXECUTIVE SUMMARY

Unseen Solar, Inc. is a development stage company incorporated on January 8, 2010 in the State of Delaware to enter into the solar energy industry.

Dr. Myers' serves as officer and director of our company from inception (January 8, 2010) to current date. No other person other than Dr. Myers has acted as a promoter of Unseen Solar since our inception. Other than Dr. Myers' purchase of 2,000,000 shares of our common stock on January 12, 2010, and his assignment of all his rights in Provisional patent EFS ID 5425605 and EFS ID 61347235 to Unseen Solar, Inc., and an agreement to loan money to the Company, Dr. Myers has not entered into any agreement with the Company in which he is to receive from us or provide to us anything of value. Dr. Myers purchased the 2,000,000 shares of our common stock at a price of $.0025 per share for a total of $5,000.

PROPOSED PRODUCT HISTORY

In 1980 Dr. Myers ("the Inventor") was deciding what type of solar heating system to use on the swimming pool in his backyard. The typical pool solar at that time was tubes of black plastic on the house roof on the side facing the sun. In the inventor's case this was the side facing the street. The Inventor's wife did not like the appearance and stated that the only solar system to be allowed was one that could not be seen, hence the development of this product.

PROPOSED PRODUCT OVERVIEW

The Unseen Solar swimming pool heating system creates a blend of green energy harvesting while maintaining your home aesthetics.

Our proposed product heats swimming pools while hiding the system's components underneath tile roofs leaving rooftops free of unsightly hardware. Homeowners not only get the benefit of a heated pool while saving on energy costs but they get to preserve their home's appearance in the process.

How it works:

     1. Install the Unseen Solar Pool Heating System in your tile roof. The Unseen Solar Pool Heating System is specifically designed to fit in the contours of a traditional tile roof.
     2. Pool water is pumped through copper & plastic lines embedded under the roof tiles and attic area.
     3. The Sun heats up the roof tiles and transfers the heat to the Unseen Solar heating system.
     4. Warmer water is then cycled back into the swimming pool. Pool water is heated to 78(degree)F - 84(degree)F.

The Unseen Solar pool heating systems comes with a limited 20 year warranty against part defects.

We recommend hiring a local licensed roofing contractor to install the Unseen Solar heating system to insure correct installation of the proposed product. Unseen Solar is currently seeking to build alliances with roofing contractors to help market our proposed products and to service installation requests.

During the hot summer months you can easily bypass the Unseen Solar heating system by closing the supply valve. Locate the supply valve shut off handle and turn clockwise to bypass and counter clockwise to open.

INDUSTRY BACKGROUND

Solar pool heating systems have definitely come a long way since 1980. The most efficient and economical methods commonly used in the industry involve long life polypropylene plastic materials in exterior panels, generally on roof tops. The payback period (time it takes to recoup original investment) has dropped considerably and now pool builders are offering solar heating systems more frequently than ever before.

Because desirable pool temperatures for swimming are between 78 degrees and 84 degrees, (much lower than temperatures for house water heating), a pool solar heating system is very efficient. The panels are also less costly than domestic water heating solar systems.

The best location for solar panels is on roof tops facing south. When that location is not feasible, panels can be mounted on the ground in the most favorable position. Automatic controls can route the water through the solar system when the pool water temperature falls below the desirable set temperature.

General life expectancy of a pool solar heating system is 20 years or longer. The collectors are lightweight and impervious to rust; corrosion and scale build up and are not sensitive to pool chemicals. With pool owners suffering the increased cost of natural gas heating, the alternative to solar, it is reasonable to assume that solar pool heating systems will continue to be improved upon and alternative styles made available.

COMPETITIVE  STRENGTHS & STRATEGY

The main selling point for Unseen Solar is that it cannot be seen from the outside of the house. Aesthetics will be the main selling point for our system.

Unseen Solar has available for demonstration the system built by the inventor, Dr. Myers and installed at his home in Bonita CA. This system was installed in 1980 and has been in operation since that date.

Existing solar heating systems for pools consist of panels on roof tops or installed on the ground in strategic angle to the sun. They require purchase of ready-made panels of polypropolene plastic, dark in color, to absorb sunlight. Panels and appropriate plumbing need to be installed by plumbers or general contractors.

Unseen Solar has acquired a patent for a unique concept for an effective, economical solar heating system which is not visible from the outside of any house or yard. The obvious desirability is appearance. Black panels on rooftops are not particularly attractive. The one disadvantage is that the system can only be used on a tile roof. The move away from shake and other more flammable roof types is most likely resulting in an increasing percentage of tile roofs, especially in the fire belt areas of the country.

While existing systems may be easier to acquire because of their established place in the market and the number of companies who sell and install such systems, the advantages of Unseen Solar's proposed product, for many households, may outweigh any disadvantages. As the company becomes established, the system can be made easily available for purchase by any interested household.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATION, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business except for the purchase of a patent. On January 12, 2010 the Company purchased the rights to a Provisional Patent for a solar energy system, for the price of $1.00, from Edward F. Myers II, the Company's majority shareholder.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the normal course of business in the United States and the State of California.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

On January 12, 2010 the Company's President and major shareholder, for the amount of $1.00 assigned all his rights in a Provisional patent EFS ID 5425605 titled "Unseen Solar" to Unseen Solar, Inc. This Provisional patent is valid until May 29, 2010. On May 21, 2010 Dr. Myers obtained an additional provisional patent EFS ID 61347235 for an upgraded version of the precious provisional patent using automatic controls. In accoudance with the sales agreement this provisional patent is owned by the Company. This new provisional patent expires on May 20, 2011. It is the Company's intention to use a portion of the proceeds of this offering to file for a conventional patent on this invention. A short description of the proposed product is that; water is pumped from the swimming pool to a space under the red tile roof. The pool water is then allowed to flow though cooper pipes which are under each row of pipes placed in the cavity between the tiles and the roof. If these provisional patents expire before the Company obtains a full patent it is the Company's intention to continue the business since it sees being first with the idea gives it a competitive advantage.

NEED FOR GOVERNMENT APPROVAL FOR ITS PROPOSED PRODUCT

We are not required to apply for or have any government approval for our proposed product.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Edward F. Myers II who currently devotes 2 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President, Edward F. Myers II on a rent free basis during our development stage. The office is at 505 Camino Elevado, Bonita, CA 91902. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act of 1934. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act of 1934. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

STOCK TRANSFER AGENT

The company's stock transfer agent is Signature Stock Transfer.

                           REPORTS TO SECURITY HOLDERS

Upon effectiveness of the registration statement, of which this prospectus is a part, will be subject to certain reporting requirements by the U.S. Securities and Exchange Commission (SEC) and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


We have generated no revenue since inception and have incurred $8,256 in expenses through April 30, 2010.

The following table provides selected financial data about our company for the period from the date of incorporation through April 30, 2010. For detailed financial information, see the financial statements included in this prospectus.

                     Balance Sheet Data:          4/30/2010
                     -------------------          ---------

                     Cash                          $   244
                     Total assets                  $   244
                     Total liabilities             $ 3,500
                     Shareholders' equity          $(3,256)


Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling our solar pool heating systems. There is no assurance we will ever reach that point.


Our current cash balance is $244. We believe our cash balance along with loans from our director is sufficient tofund our limited levels of operations until we receive funding. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold $5,000 in equity securities to pay for our minimum level of operations.


PLAN OF OPERATION

Unseen Solar plans to introduce its proposed product to the contractor industry via direct mail and our website http://www.unseensolar.com. The Company plans to especially target roofing contractors. Unseen Solar feels that its product is practical both as a retrofit for existing houses and for new construction. The cost of installing our product at the time the roof is built should be advantageous. Installing tile roofs on existing properties is financially rewarding since, due to wild fires, some insurance companies provide incentives for conversion to tile roofs from flammable shingles.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Our 12 month budget is based on minimum operations which will be completely funded by the $20,000 raised through this offering. If we begin to generate profits we will increase our sales activity accordingly. We estimate sales to begin within 12 months. Because our business is client-driven, our revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

APRIL - JUNE, 2010

Management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together a database of potential contractors. We will hire a website designer to improve our website at www.UNSEENSOLARINC.com to attract potential users. We will choose a patent attorney. (Cost estimate - $8,000)

JULY - SEPTEMBER, 2010

Complete our offering. We will design a brochure using material from our web site and have it printed. We will mail this brochure to a database of contractors in San Diego County. We will work with the selected patent attorney (Cost estimate - $8,000)

OCTOBER - DECEMBER, 2010

We will follow up contacting contractors who have been sent brochures and have shown an interest in our product. We will contact pool builders who may be interested in using our product when they install new pools. We will design a brochure to be used for direct mail with pool owners. (Cost estimate - $2,000)

JANUARY - MARCH, 2011

Continue our direct mail campaign and work with any contractors and pool builders who have interested customers. (cost estimate - $2,000)

If the Company has customers or revenue during this 12 month period, the business plan may change or be accelerated. There can however, be no assurance that the Company will have either customers or revenue.

MANUFACTURE AND ASSEMBLY OF PROPOSED PRODUCT


The proposed product is assembled by the contractor on the roof of the house. The components of the proposed product are thin wall cooper pipe and various plastic fittings. The copper pipe and plastic fitting can be purchased at most home product supply houses such as Home Depot and Lowes. In most swimming pool applications the pump which normally circulates the pool water is sufficient to pump the water through the solar heating system. In other applications an additional standard water pump may be required.


MARKETING

The Company intends to market through three principle avenues:

     *    The Company's web site at http://www.unseensolar.com
     *    Printed brochures
     *    Licensed roofing contractors

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in implementing our business plan, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must implement our business plan and generate revenue. We are seeking funding from this offering to provide the capital required to implement the business plan. We believe that the funds from this offering will allow us to operate for one year.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.

Our director has verbally agreed to advance funds as needed for filing and professional fees until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.


We received our initial funding of $5,000 through the sale of common stock to Edward F. Myers II, our officer and director, who purchased 2,000,000 shares of our common stock at $0.0025 per share on January 12, 2010. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (January 8, 2010) through April 30, 2010 report no revenues and net losses of $8,256.


SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line for financial statement purposes and declining balance methods for tax purposes over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated Depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of ASC 825-10-50 and ASC 270-10-50, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and title of our executive officer/director is as follows:

     Name and Address of Executive
       Officer and/or Director            Age                Position
       -----------------------            ---                --------

     Edward F. Myers II                   77    President, Secretary, Treasurer
     505 Camino Elevado                         and Director
     Bonita, CA  91902

Edward F. Myers II, PhD is the promoter of UNSEEN SOLAR, INC., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933. Dr. Myers has been Sole Director, President, Chief Financial officer and Secretary of Unseen Solar, Inc. from its inception (January 8, 2010) until present. For the past five years Dr. Myers has been a Director and Secretary of EFM Venture Group, Inc. a private family company. EFM Venture Group, Inc. is active in real estate and financial and business consulting. Dr. Myers received his PhD in Psychology from International College in Los Angeles, CA in 1982 and his M.S. in Nuclear Physics from the State University of Iowa in 1958. Dr. Myers is the principle inventor of a Bioartifical liver machine US Patent # 6,858,146.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Delaware Revised Statutes. Our officer is appointed by our Board of Directors and holds office until removed by the Board. The Board of Directors has no nominating, auditing or compensation committees.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our officer and director, Edward F. Myers II. Dr. Myers currently devotes approximately 2 hours per week to company matters. After receiving funding per our business plan Dr. Myers intends to devote as much time as the Board of Directors deem necessary to mange the affairs of the company.

Dr. Myers has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities. Dr. Myers has not been convicted in any criminal proceeding (excluding traffic violations) nor is he subject of any currently pending criminal proceeding.

Dr. Myers is qualified to be a director of the Company for the following reasons: 1). Dr. Myers is knowledgeable in the science of this proposed product in that he holds a Master of Science degree in Physics. 2). He is the inventor of the proposed product. 3). He has used the proposed product for over 30 years.
4). Dr. Myers has been a principle of EFM Venture Group, Inc. for over 20 years and has been involved in both business and financial consulting.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Currently, Edward F. Myers, our officer and director receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We do not have any employment agreements in place with our sole officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employees.

                                                                                   Change in
                                                                                    Pension
                                                                                   Value and
                                                                     Non-Equity   Nonqualified
                                                                     Incentive     Deferred       All
 Name and                                                              Plan         Compen-      Other
 Principal                                     Stock       Option     Compen-       sation       Compen-
 Position         Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------      ----   ------     -----      ------      ------     ------       --------      ------     ------
Edward Myers II,  2010     0         0           0            0          0            0             0         0
President,
CEO, CFO and
Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Edward         0              0              0           0           0           0            0           0            0
Myers II

                              DIRECTOR COMPENSATION

                                                                       Change in
                                                                        Pension
                                                                       Value and
                     Fees                            Non-Equity       Nonqualified
                    Earned                            Incentive        Deferred
                   Paid in      Stock     Option        Plan         Compensation     All Other
    Name             Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----             ----      ------     ------     ------------      --------      ------------     -----

Edward Myers II       0         0           0            0                0               0            0

There are no current employment agreements between the company and its officer and director.

On January 12, 2010, a total of 2,000,000 shares of common stock were issued to Dr. Myers in exchange for cash in the amount of $5,000 or $0.0025 per share.

Dr. Myers currently devotes approximately2 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this prospectus by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or
(iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                                                               Amount and Nature      Percentage of
                                                                 of Beneficial           Common
Title of Class     Name and Address of Beneficial Owner            Ownership             Stock(1)
--------------     ------------------------------------            ---------             --------
Common Stock         Edward F. Myers II, Director                   2,000,000              100%
                     505 Camino Elevado                               Direct
                     Bonita, CA  91902

Common Stock         Officer and/or director as a Group             2,000,000              100%

HOLDERS OF MORE THAN 5% OF OUR COMMON STOCK

----------
(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this prospectus. As of the date of this prospectus, there were 2,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 2,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer/director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Rule 144(i)(1) states that the Rule 144 safe harbor is not available for the resale of securities "initially issued" by a shell company (other than a business combination related shell company) or an issuer that has "at any time previously" been a shell company (other than a business combination related shell company). Consequently, the Rule 144 safe harbor is not available for the resale of such securities unless and until all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance. Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Edward F. Myers II is our sole officer and director. We are currently operating out of the premises of Dr. Myers on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On January 12, 2010, the Company issued a total of 2,000,000 shares of common stock to Dr. Myers for cash at $0.0025 per share for a total of $5,000.


On January 12, 2010 the Company's President and major shareholder, for the amount of $1.00 assigned all his rights in a Provisional patent EFS ID 5425605 titled "Unseen Solar" to Unseen Solar, Inc. This Provisional patent is valid until May 29, 2010. Dr. Myers has subsequently assigned all his rights in an additional provisional patent EFS ID 61347235 to Unseen Solar, Inc. It is the Company's intention to use a portion of the proceeds of this offering to file for a conventional patent on this invention.


We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim\ for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

                              FINANCIAL STATEMENTS

The financial statements of Unseen Solar, Inc. for the year ended January 31, 2010 and related notes, included in this prospectus have been audited by Chang Park, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.


The financial statements of Unseen Solar, Inc. for the three months ended April 30, 2010, and related notes, included in this prospectus have been prepared by the company and reviewed by Chang Park, CPA.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants.

                           Chang G. Park, CPA, Ph. D.
      * 2667 CAMINO DEL RIO SOUTH PLAZA B * SAN DIEGO * CALIFORNIA 92108 *
      * TELEPHONE (858)722-5953 * FAX (858) 761-0341 * FAX (858) 764-5480
                         * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Unseen Solar, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Unseen Solar, Inc. (A Development Stage "Company") as of January 31, 2010 and the related statements of operation, changes in shareholders' equity and cash flow for the period from January 8, 2010 (inception) to January 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unseen Solar, Inc. as of January 31, 2010 and the result of its operation and its cash flow for the period from January 8, 2010 (inception) to January 31, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Chang Park
----------------------------
CHANG G. PARK, CPA

February 22, 2010
San Diego, CA. 92108


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------


                                                                      As of
                                                                    January 31,
                                                                       2010
                                                                     --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $  4,999
                                                                     --------
TOTAL CURRENT ASSETS                                                    4,999

OTHER ASSETS                                                               --
                                                                     --------
TOTAL OTHER ASSETS                                                         --
                                                                     --------

      TOTAL ASSETS                                                   $  4,999
                                                                     ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                   $    300
  Advances from officer                                                   299
                                                                     --------
TOTAL CURRENT LIABILITIES                                                 599

      TOTAL LIABILITIES                                                   599

STOCKHOLDERS' EQUITY
  Common stock, ($0.0001 par value, 100,000,000 shares
   authorized; 2,000,000 shares issued and outstanding
   as of January 31, 2010                                                 200
  Additional paid-in capital                                            4,800
  Deficit accumulated during development stage                           (600)
                                                                     --------
TOTAL STOCKHOLDERS' EQUITY                                              4,400
                                                                     --------

       TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $  4,999
                                                                     ========


                        See Notes to Financial Statements

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------


                                                               January 8, 2010
                                                                 (inception)
                                                                  through
                                                                 January 31,
                                                                    2010
                                                                 ----------
REVENUES
  Revenues                                                       $       --
                                                                 ----------
TOTAL REVENUES                                                           --

GENERAL & ADMINISTRATIVE EXPENSES
  Administrative expenses                                               600
                                                                 ----------

TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                 600
                                                                 ----------

LOSS FROM OPERATION                                                    (600)
                                                                 ----------

OTHER INCOME (EXPENSE)                                                   --
                                                                 ----------

NET INCOME (LOSS)                                                $     (600)
                                                                 ==========

BASIC EARNINGS PER SHARE                                         $    (0.00)
                                                                 ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                        2,000,000
                                                                 ==========


                        See Notes to Financial Statements

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                  Statement of changes in Shareholders' Equity
--------------------------------------------------------------------------------


                                                                                             Deficit
                                                       Common Stock         Additional       During
                                                    -------------------       Paid-in      Development
                                                    Shares       Amount       Capital         Stage         Total
                                                    ------       ------       -------         -----         -----
Balance, January 8, 2010 (Inception)                    --       $   --      $     --       $     --      $     --

Commn stock issued, January 12, 2010
 at $0.0025 per share                            2,000,000          200         4,800             --         5,000

Loss for the period beginning January 8, 2010
 (inception) to January 31, 2010                                                                (600)         (600)
                                                ----------       ------      --------       --------      --------

BALANCE, JANUARY 31, 2010                        2,000,000       $  200      $  4,800       $   (600)     $  4,400
                                                ==========       ======      ========       ========      ========



                       See Notes to Financial Statements

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                          January 8, 2010
                                                                            (inception)
                                                                             through
                                                                            January 31,
                                                                               2010
                                                                             --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                          $   (600)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Increase (Decrease) in Accounts payable and accrued liabilities               300
                                                                             --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                    (300)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                      --

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (Decrease) in Advance from Officers                                    299
  Issuance of common stock                                                      5,000
                                                                             --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                   5,299
                                                                             --------

NET INCREASE (DECREASE) IN CASH                                                 4,999

CASH AT BEGINNING OF PERIOD                                                        --
                                                                             --------

CASH AT END OF PERIOD                                                        $  4,999
                                                                             ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                                   $     --
                                                                             ========

  Income Taxes                                                               $     --
                                                                             ========


                        See Notes to Financial Statements

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                January 31, 2010
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Unseen Solar, Inc. (the "Company") was incorporated on January 8, 2010 under the laws of the State of Delaware to enter into the solar energy industry. The Company's activities to date have been limited to organization and capital. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations. The Company's fiscal year end is January 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                January 31, 2010
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of ASC 825-10-50 and ASC 270-10-50, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

NOTE 3 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. As of January 31, 2010, the Company had a net operating loss carry-forward of approximately $600. Net operating loss carry-forward, expires twenty years from the date the loss was incurred.

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                January 31, 2010
--------------------------------------------------------------------------------

NOTE 3 - PROVISION FOR INCOME TAXES - CONTINUED

                                                                January 31, 2010
                                                                ----------------

     Net loss before income taxes per financial statements          $    600
     Income tax rate                                                      34%
     Income tax recovery                                                (204)
     Permanent differences                                                --
     Temporary differences                                                --
     Valuation allowance change                                          204
     Provision for income taxes                                           --

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financials reporting and tax purposes. The significant components of deferred income tax assets and liabilities at January 31, 2010 are as follows:

                                                                January 31, 2010
                                                                ----------------

     Net operating loss carryforward                                $    204
      Valuation allowance                                               (204)
                                                                    --------

      Net deferred income tax  asset                                $     --
                                                                    ========

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                January 31, 2010
--------------------------------------------------------------------------------

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 5 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $600 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

Dr. Edward F. Myers, the sole officer and director of the Company, may in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Dr. Edward F. Myers, the sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming S-1 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                January 31, 2010
--------------------------------------------------------------------------------

NOTE 7 - STOCK TRANSACTIONS

On January 12, 2010, the Company issued a total of 2,000,000 shares of common stock to one director for cash in the amount of $0.0025 per share for a total of $5,000

As of January 31, 2010, the Company had 2,000,000 shares of common stock issued and outstanding.

NOTE 8 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of January 31, 2010:

Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 2,000,000 shares issued and outstanding.

Preferred stock, $ 0.0001 par value: 20,000,000 shares authorized; no shares issued and outstanding.

NOTE 9 - SUBSEQUENT EVENTS (UNAUDITED)

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through April 26, 2010, the date of issuance of the audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

                           Chang G. Park, CPA, Ph. D.
      * 2667 CAMINO DEL RIO SOUTH PLAZA B * SAN DIEGO * CALIFORNIA 92108 *
      * TELEPHONE (858)722-5953 * FAX (858) 761-0341 * FAX (858) 764-5480
                         * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Unseen Solar, Inc.
(A Development Stage company)

We have reviewed the accompanying balance sheet of Unseen Solar, Inc. (A Development Stage "Company") as of April 30, 2010, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the three months ended April 30, 2010 and the period from January 8, 2010
(inception) through April 30, 2010. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang G. Park
----------------------------
Chang G. Park, CPA

June 15, 2010
San Diego, California



        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                         As of              As of
                                                                        April 30,         January 31,
                                                                          2010               2010
                                                                        --------           --------
                                                                       (Unaudited)         (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                                  $    244           $  4,999
                                                                        --------           --------
TOTAL CURRENT ASSETS                                                         244              4,999

OTHER ASSETS                                                                  --                 --
                                                                        --------           --------
TOTAL OTHER ASSETS                                                            --                 --
                                                                        --------           --------

      TOTAL ASSETS                                                      $    244           $  4,999
                                                                        ========           ========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                      $     --           $    300
  Advances from officer                                                    3,500                299
                                                                        --------           --------
TOTAL CURRENT LIABILITIES                                                  3,500                599

      TOTAL LIABILITIES                                                    3,500                599

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, ($0.0001 par value, 100,000,000 shares
   authorized; 2,000,000 shares issued and outstanding
   as of April 30, 2010 and January 31, 2010                                 200                200
  Additional paid-in capital                                               4,800              4,800
  Deficit accumulated during development stage                            (8,256)              (600)
                                                                        --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                      (3,256)             4,400
                                                                        --------           --------

       TOTAL LIABILITIES &
             STOCKHOLDERS' EQUITY (DEFICIT)                             $    244           $  4,999
                                                                        ========           ========


   The accompanying notes are an integral part of these finanicial statements

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                      Statements of Operations (Unaudited)
--------------------------------------------------------------------------------


                                                                 January 8, 2010
                                             Three Months          (inception)
                                                Ended                through
                                               April 30,            April 30,
                                                 2010                 2010
                                              ----------           ----------
REVENUES
  Revenues                                    $       --           $       --
                                              ----------           ----------
TOTAL REVENUES                                        --                   --

GENERAL & ADMINISTRATIVE EXPENSES
  Administrative expenses                          7,656                8,256
                                              ----------           ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES            7,656                8,256
                                              ----------           ----------

LOSS FROM OPERATION                               (7,656)              (8,256)
                                              ----------           ----------

OTHER INCOME (EXPENSE)                                --                   --
                                              ----------           ----------

NET INCOME (LOSS)                             $   (7,656)          $   (8,256)
                                              ==========           ==========

BASIC EARNINGS PER SHARE                      $    (0.00)
                                              ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                     2,000,000
                                              ==========


   The accompanying notes are an integral part of these finanicial statements

                               Unseen Solar, Inc.
                          (A Development Stage Company)
             Statement of Changes in Shareholders' Equity (Deficit)
--------------------------------------------------------------------------------

                                                                                             Deficit
                                                                                           Accumulated
                                                       Common Stock         Additional       During
                                                    -------------------       Paid-in      Development
                                                    Shares       Amount       Capital         Stage         Total
                                                    ------       ------       -------         -----         -----
Balance, January 8, 2010 (Inception)                    --       $   --      $     --       $     --      $     --

Commn stock issued, January 12, 2010
 at $0.0025 per share                            2,000,000          200         4,800             --         5,000

Loss for the period beginning January 8, 2010
 (inception) to January 31, 2010                                                                (600)         (600)
                                                ----------       ------      --------       --------      --------

BALANCE, JANUARY 31, 2010                        2,000,000          200         4,800           (600)        4,400
                                                ==========       ======      ========       ========      ========

Net Loss, April 30, 2010                                                                      (7,656)       (7,656)
                                                ----------       ------      --------       --------      --------

BALANCE, APRIL 30, 2010 (UNAUDITED)              2,000,000       $  200      $  4,800       $ (8,256)     $ (3,256)
                                                ==========       ======      ========       ========      ========


   The accompanying notes are an integral part of these finanicial statements

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                      Statements of Cash Flows (Unaudited)
--------------------------------------------------------------------------------

                                                                                          January 8, 2010
                                                                        Three Months        (inception)
                                                                           Ended              through
                                                                          April 30,          April 30,
                                                                            2010               2010
                                                                          --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                       $ (7,656)          $ (8,256)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Increase (Decrease) in Accounts payable and accrued liabilities           (300)                --
                                                                          --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES               (7,956)            (8,256)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                   --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in advance from officer                                           3,201              3,500
  Issuance of common stock                                                      --              5,000
                                                                          --------           --------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                     3,201              8,500
                                                                          --------           --------

NET INCREASE (DECREASE) IN CASH                                             (4,755)               244

CASH AT BEGINNING OF PERIOD                                                  4,999                 --
                                                                          --------           --------

CASH AT END OF PERIOD                                                     $    244           $    244
                                                                          ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for:
  Interest                                                                $     --           $     --
                                                                          ========           ========

  Income Taxes                                                            $     --           $     --
                                                                          ========           ========


   The accompanying notes are an integral part of these finanicial statements

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements (Unaudited)
                                 April 30, 2010
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Unseen Solar, Inc. (the "Company") was incorporated on January 8, 2010 under the laws of the State of Delaware to enter into the solar energy industry. The Company's activities to date have been limited to organization and capital. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations. The Company's fiscal year end is January 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements (Unaudited)
                                 April 30, 2010
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

FAIR VALUE OF FINANCIAL INSTRUMENTS

In accordance with the requirements of ASC 825-10-50 and ASC 270-10-50, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recently issued accounting pronouncements will have no significant impact on the Company and its reporting methods.

NOTE 3 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. As of April 30, 2010, the Company had a net operating loss carry-forward of approximately $8,256. Net operating loss carry-forward, expires twenty years from the date the loss was incurred.

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements (Unaudited)
                                 April 30, 2010
--------------------------------------------------------------------------------

NOTE 3 - PROVISION FOR INCOME TAXES - CONTINUED

                                                                  April 30, 2010
                                                                  --------------

     Net loss before income taxes per financial statements           $ 8,256
     Income tax rate                                                      34%
     Income tax recovery                                              (2,807)
     Permanent differences                                                --
     Temporary differences                                                --
     Valuation allowance change                                        2,807
                                                                     -------

     Provision for income taxes                                      $    --
                                                                     =======

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financials reporting and tax purposes. The significant components of deferred income tax assets and liabilities at April 30, 2010 are as follows:

                                                                  April 30, 2010
                                                                  --------------

     Net operating loss carryforward                                 $ 2,807
     Valuation allowance                                              (2,807)
                                                                     -------

     Net deferred income tax asset                                   $    --
                                                                     =======

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements (Unaudited)
                                 April 30, 2010
--------------------------------------------------------------------------------

NOTE 4 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 5 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $8,256 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 6 - RELATED PARTY TRANSACTIONS

Dr. Edward F. Myers, the sole officer and director of the Company, may in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Dr. Edward F. Myers, the sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming S-1 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                               Unseen Solar, Inc.
                          (A Development Stage Company)
                    Notes to Financial Statements (Unaudited)
                                 April 30, 2010
--------------------------------------------------------------------------------

NOTE 7 - STOCK TRANSACTIONS

On January 12, 2010, the Company issued a total of 2,000,000 shares of common stock to one director for cash in the amount of $0.0025 per share for a total of $5,000

As of April 30, 2010, the Company had 2,000,000 shares of common stock issued and outstanding.

NOTE 8 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of April 30, 2010 and January 31, 2010:

Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 2,000,000 shares issued and outstanding.

Preferred stock, $ 0.0001 par value: 20,000,000 shares authorized; no shares issued and outstanding.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through June 15, 2010, the date of issuance of the reviewed financial statements. During this period, the Company did not have any material recognizable subsequent events.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated costs of this offering are as follows:

                      Expenses(1)                       US($)
                      -----------                     ---------

                 SEC Registration Fee                 $    1.43
                 Legal and Professional Fees          $1,500.00
                 Accounting and Auditing              $3,000.00
                 Printing of Prospectus               $  498.57
                                                      ---------
                 TOTAL                                $5,000.00
                                                      =========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Unseen Solar, Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/he has met the applicable standard of conduct set forth in the Delaware General Corporation Law.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Unseen Solar, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On January 12, 2009, the Company issued a total of 2,000,000 shares of common stock to Edward F. Myers II for cash at $0.0025 per share for a total of $5,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company and bear a restrictive legend.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:


     Exhibit
     Number     Description

      3.1       Certificate of Incorporation                   Filed Previously
      3.2       Bylaws                                         Filed Previously
      5.1       Opinion re: Legality and Consent of Counsel    Filed Previously
     10.1       Patent Sales Agreement                         Filed Previously
     10.2       Amendment to Sales Agreement                   Filed Previously
     10.3       Verbal Agreement to Loan Money                 Filed Previously
     23.1       Consent of Independent Auditor                 Filed Herewith
     23.2       Consent of Independent Auditor                 Filed Herewith
     99.1       Subscription Agreement                         Filed Previously

ITEM 17. UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

UNSEEN SOLAR, INC. will:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (iii)Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);
     (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;
     (iii)the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
     (iv) any other communication that is an offer in the offering made by us to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to Directors, Officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita, State of California on June 15, 2010.


                                   Unseen Solar, Inc., Registrant


                                   By: /s/ Edward F. Myers II
                                       -----------------------------------------
                                       Edward F. Myers II, President, Secretary,
                                       Treasurer, Principal Executive Officer,
                                       Principal Financial Officer and
                                       Principal Accounting Officer and
                                       Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




/s/ Edward F. Myers II          Principal Executive Officer        June 15, 2010
---------------------------     ---------------------------        -------------
Edward F. Myers II                        Title                        Date


/s/ Edward F. Myers II          Principal Financial Officer        June 15, 2010
---------------------------     ---------------------------        -------------
Edward F. Myers II                        Title                        Date


/s/ Edward F. Myers II          Principal Accounting Officer       June 15, 2010
---------------------------     ---------------------------        -------------
Edward F. Myers II                        Title                        Date



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